Exhibit 99.1

Subsidiary of Planet Green Holdings Corp. Announces Launch of Mind-Engaging Mobile Game Powered by Cutting-Edge AI Technologies

New York, July 18, 2023/ -- Planet Green Holdings Corp. (“Planet Green”, the “Company”) (NYSE American: PLAG) a provider of consumer products, chemical products, and online advertising and mobile games on the Chinese and North American markets, announced that its subsidiary Allinyson Ltd. (“Allinyson”) has successfully launched Solitaire King, a mind-engaging mobile game powered by cutting-edge AI technologies. The newly launched game is a card game that helps relax and train your brains with fun animations and a choice to play offline.

Through utilization of AI technologies, Allinyson is able to automate development of the intelligent game by leveraging deep learning and big data analysis. AI technologies also provide game designers with rich creative materials while mitigating the risk of creative exhaustion. Furthermore, the application of AI technologies in game plot, mission, and character design has also helped reduce development costs and improve production efficiency.

Mr. Bin Zhou, Chairman and CEO of the Company, commented: “We are thrilled to announce that we have harnessed the power of AI technologies to develop our latest game, Solitaire King. By utilizing the cutting-edge AI technologies, we have not only improved the game’s intelligence such as improving the personification of the playing logic of PvE in games, but also created a more immersive gaming experience for our players. In addition, we use our own AI technologies to assist game development with AI-Generated Content to achieve cost reduction and efficiency. “

Ade, head of Allinyson, said, “The future of gaming is here, and we believe that AI technologies will play a pivotal role in shaping the industry. As we continue to research and apply the AI technologies, we are committed to providing our target audience with the most intelligent gaming experiences. Our team will always prioritize feedback from our audience and continuously optimize our games in a timely and continuous manner to ensure that they have the best possible experiences playing Allinyson’s AI-powered games.”

About Allinyson Ltd.

Allinyson Ltd., a company incorporated in the State of Colorado and a wholly owned subsidiary of Planet Green Holdings Corp., is committed to delivering innovative and captivating gaming experiences. With a focus on leveraging advanced technologies, Allinyson consistently pushes the boundaries of game development, creating high-quality games that captivate players world widely. For more information about Allinyson’s games products, please visit: http://www.allinyson.com.

About Planet Green Holdings Corp

Based in Flushing, New York, Planet Green Holdings Corporation (NYSE American: PLAG) is a Nevada holding company that has been in operation since 1994. Over the years, The Company has expanded its portfolio from consumer products to a well-diversified range of offerings, including energy products and AI-driven services. The Company’s reach has extended to both the Chinese and North American markets. For more information, please visit: https://planetgreenholdings.com/.

Forward-looking statement

This news release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of our control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in our reports filed with the Securities and Exchange Commission, which are available, free of charge, on the SEC’s website at www.sec.gov.

For more information, please contact:

The Company:

Ms. Lili Hu
Chief Financial Officer
Phone: + 718 799 0380
Email: hulili@planetgreenholdings.com

Investor Relations:

WFS Investor Relations Inc.

Janice Wang

Email: services@wealthfsllc.com

Phone: +86 13811768599

+1 628 283 9214